AMENDMENT NO. [38]

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of December 18 2017, amends the Master Investment Advisory Agreement (the “Agreement”), dated September 11, 2000, between AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the Trust desires to add Invesco Oppenheimer Capital Income Fund, Invesco Oppenheimer Developing Markets Fund, Invesco Oppenheimer Discovery Mid Cap Growth Fund, Invesco Oppenheimer Emerging Markets Innovators Fund, Invesco Oppenheimer Emerging Markets Local Debt Fund, Invesco Oppenheimer Fundamental Alternatives Fund, Invesco Oppenheimer Global Allocation Fund, Invesco Oppenheimer Global Multi-Asset Income Fund, Invesco Oppenheimer Global Strategic Income Fund, Invesco Oppenheimer Global Unconstrained Bond Fund, Invesco Oppenheimer International Bond Fund, Invesco Oppenheimer Macquarie Global Infrastructure Fund, Invesco Oppenheimer Preferred Securities and Income Fund, Invesco Oppenheimer SteelPath MLP Alpha Fund, Invesco Oppenheimer SteelPath MLP Alpha Plus Fund, Invesco Oppenheimer SteelPath MLP & Energy Infrastructure Fund, Invesco Oppenheimer SteelPath MLP Income Fund, Invesco Oppenheimer SteelPath MLP Select 40 Fund, Invesco Oppenheimer SteelPath Panoramic Fund, and Invesco Oppenheimer Total Return Bond Fund;

NOW, THEREFORE, the parties agree as follows;

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco All Cap Market Neutral Fund	December 16, 2013
Invesco Balanced-Risk Allocation Fund	May 29, 2009
Invesco Balanced-Risk Commodity Strategy Fund	November 29, 2010
Invesco Greater China Fund	March 31, 2006
Invesco Developing Markets Fund	September 1, 2001
Invesco Emerging Markets Flexible Bond Fund	June 14, 2010
Invesco Emerging Markets Equity Fund	May 31, 2011
Invesco Endeavor Fund	November 3, 2003
Invesco Global Health Care Fund	September 1, 2001

Invesco Global Infrastructure Fund	April 22, 2014
Invesco Global Market Neutral Fund	December 16, 2013
Invesco Global Targeted Returns Fund	December 16, 2013
Invesco Long/Short Equity Fund	December 16, 2013
Invesco Low Volatility Emerging Markets Fund	December 16, 2013
Invesco Macro Allocation Strategy Fund	September 25, 2012
Invesco MLP Fund	April 22, 2014
Invesco Multi-Asset Income Fund	December 14, 2011
Invesco Oppenheimer Capital Income Fund	[November __, 2018]
Invesco Oppenheimer Developing Markets Fund	[November __, 2018]
Invesco Oppenheimer Discovery Mid Cap Growth Fund	[November __, 2018]
Invesco Oppenheimer Emerging Markets Innovators Fund	[November __, 2018]
Invesco Oppenheimer Emerging Markets Local Debt Fund	[November __, 2018]
Invesco Oppenheimer Fundamental Alternatives Fund	[November __, 2018]
Invesco Oppenheimer Global Allocation Fund	[November __, 2018]
Invesco Oppenheimer Global Multi-Asset Income Fund	[November __, 2018]
Invesco Oppenheimer Global Strategic Income Fund	[November __, 2018]
Invesco Oppenheimer Global Unconstrained Bond Fund	[November __, 2018]
Invesco Oppenheimer International Bond Fund	[November __, 2018]
Invesco Oppenheimer Macquarie Global Infrastructure Fund	[November __, 2018]
Invesco Oppenheimer Preferred Securities and Income Fund	[November __, 2018]
Invesco Oppenheimer SteelPath MLP Alpha Fund	[November __, 2018]
Invesco Oppenheimer SteelPath MLP Alpha Plus Fund	[November __, 2018]
Invesco Oppenheimer SteelPath MLP & Energy Infrastructure Fund	[November __, 2018]
Invesco Oppenheimer SteelPath MLP Income Fund	[November __, 2018]
Invesco Oppenheimer SteelPath MLP Select 40 Fund	[November __, 2018]
Invesco Oppenheimer SteelPath Panoramic Fund	[November __, 2018]
Invesco Oppenheimer Total Return Bond Fund	[November __, 2018]

Invesco Pacific Growth Fund	February 12, 2010
Invesco Select Companies Fund	November 3, 2003
Invesco U.S. Managed Volatility Fund	December 18, 2017
Invesco World Bond Fund	March 31, 2006

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco All Cap Market Neutral Fund

Net Assets	Annual Rate
First $250 million	0.85%
Next $250 million	0.82%
Next $500 million	0.80%
Next $1.5 billion	0.77%
Next $2.5 billion	0.75%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Over $10 billion	0.67%

Invesco Balanced-Risk Allocation Fund

Net Assets	Annual Rate*
First $250 million	0.95%
Next $250 million	0.925%
Next $500 million	0.90%
Next $1.5 billion	0.875%
Next $2.5 billion	0.85%
Next $2.5 billion	0.825%
Next $2.5 billion	0.80%
Over $10 billion	0.775%

*

To the extent Invesco Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund I Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund I Ltd.

Invesco Balanced-Risk Commodity Strategy Fund

Net Assets	Annual Rate*
First $250 million	1.050%
Next $250 million	1.025%
Next $500 million	1.000%
Next $1.5 billion	0.975%
Next $2.5 billion	0.950%
Next $2.5 billion	0.925%
Next $2.5 billion	0.900%
Over $10 billion	0.875%

*

To the extent Invesco Balanced-Risk Commodity Strategy Fund invests its assets in Invesco Cayman Commodity Fund III Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Commodity Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Commodity Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund III Ltd.

Invesco Greater China Fund

Invesco Developing Markets Fund

Invesco Emerging Markets Equity Fund

Invesco Low Volatility Emerging Markets Fund

Net Assets	Annual Rate
First $250 million	0.935%
Next $250 million	0.91%
Next $500 million	0.885%
Next $1.5 billion	0.86%
Next $2.5 billion	0.835%
Next $2.5 billion	0.81%
Next $2.5 billion	0.785%
Over $10 billion	0.76%

Invesco Emerging Markets Flexible Bond Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.70%
Next $500 million	0.67%
Over $1.5 billion	0.65%

Invesco Global Health Care Fund

Net Assets	Annual Rate
First $350 million	0.75%
Next $350 million	0.65%
Next $1.3 billion	0.55%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%

Invesco Global Infrastructure Fund

Net Assets	Annual Rate
First $2.5 billion	0.840%
Next $2 billion	0.800%
Next $3.5 billion	0.785%
Over $8 billion	0.770%

Invesco Global Market Neutral Fund

Net Assets	Annual Rate
First $250 million	0.95%
Next $250 million	0.93%
Next $500 million	0.91%
Next $1.5 billion	0.89%
Next $2.5 billion	0.87%
Next $2.5 billion	0.85%
Next $2.5 billion	0.83%
Over $10 billion	0.81%

Invesco Global Targeted Returns Fund

Invesco Macro Allocation Strategy Fund

Net Assets	Annual Rate*
First $250 million	1.10%
Next $250 million	1.08%
Next $500 million	1.05%
Next $1.5 billion	1.03%
Next $2.5 billion	1.00%
Next $2.5 billion	0.98%
Next $2.5 billion	0.95%
Over $10 billion	0.93%

*

To the extent Invesco Macro Allocation Strategy Fund invests its assets in Invesco Cayman Commodity Fund V Ltd., a direct wholly-owned subsidiary of Invesco Macro Allocation Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Macro Allocation Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund V Ltd.

Invesco Long/Short Equity Fund

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.77%
Next $500 million	0.75%
Next $1.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.67%
Next $2.5 billion	0.65%
Over $10 billion	0.62%

Invesco World Bond Fund

Net Assets	Annual Rate
First $250 million	0.65%
Next $250 million	0.59%
Next $500 million	0.565%
Next $1.5 billion	0.54%
Next $2.5 billion	0.515%
Next $5 billion	0.49%
Over $10 billion	0.465%

Invesco MLP Fund

Net Assets	Annual Rate
First $1 billion	1.00%
Next $1.5 billion	0.95%
Next $2 billion	0.93%
Next $3.5 billion	0.91%
Over $8 billion	0.90%

Invesco Endeavor Fund

Invesco Select Companies Fund

Net Assets	Annual Rate
First $250 million	0.745%
Next $250 million	0.73%
Next $500 million	0.715%
Next $1.5 billion	0.70%
Next $2.5 billion	0.685%
Next $2.5 billion	0.67%
Next $2.5 billion	0.655%
Over $10 billion	0.64%

Invesco Pacific Growth Fund

Net Assets	Annual Rate
First $1 billion	0.87%
Next $1 billion	0.82%
Over $2 billion	0.77%

Invesco Multi-Asset Income Fund

Net Assets	Annual Rate
First $500 million	0.50%
Next $500 million	0.45%
Next $500 million	0.40%
Over $1.5 billion	0.39%]

Invesco U.S. Managed Volatility Fund

Net Assets	Annual Rate
All Assets	0.10	%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

Invesco Oppenheimer Capital Income Fund*

Invesco Oppenheimer Developing Markets Fund*

Invesco Oppenheimer Discovery Mid Cap Growth Fund*

Invesco Oppenheimer Emerging Markets Innovators Fund*

Invesco Oppenheimer Emerging Markets Local Debt Fund*

Invesco Oppenheimer Fundamental Alternatives Fund*

Invesco Oppenheimer Global Allocation Fund*

Invesco Oppenheimer Global Multi-Asset Income Fund*

Invesco Oppenheimer Global Strategic Income Fund*

Invesco Oppenheimer Global Unconstrained Bond Fund*

Invesco Oppenheimer International Bond Fund*

Invesco Oppenheimer Macquarie Global Infrastructure Fund*

Invesco Oppenheimer Preferred Securities and Income Fund*

Invesco Oppenheimer SteelPath MLP Alpha Fund*

Invesco Oppenheimer SteelPath MLP Alpha Plus Fund*

Invesco Oppenheimer SteelPath MLP & Energy Infrastructure Fund*

Invesco Oppenheimer SteelPath MLP Income Fund*

Invesco Oppenheimer SteelPath MLP Select 40 Fund*

Invesco Oppenheimer SteelPath Panoramic Fund*

Invesco Oppenheimer Total Return Bond Fund*

Net Assets	Annual Rate
%
%
%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Funds under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Attest:		By:
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President

INVESCO ADVISERS, INC.

Attest:		By:
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President